Exhibit 99.1
Embark Announces First Quarter 2022 Financial Results
– Embark Commenced 24-Hour a Day Testing in Texas –
– Embark Released Promising Snow Testing Results –
– Embark Coverage Map Progressed with Partners Ryder and U.S. Xpress –
SAN FRANCISCO, Calif., – May 10, 2022 – Embark Technology, Inc. (Nasdaq: EMBK) (“Embark”), a leading developer of autonomous technology for the trucking industry, today announced financial results for the quarter ended March 31, 2022 and provided a business update.
“We continue to make steady progress on our mission to create a safer, more efficient, and more sustainable trucking industry,” said Alex Rodrigues, CEO of Embark. “As the industry’s longest-running autonomous truck program, we continued to achieve a number of industry-firsts on our path to commercialization, including commencing 24-hour a day testing in Texas, demonstrating Embark Driver’s ability to navigate snowy conditions successfully, and securing our first transfer point site since partnering with Alterra just over two months ago. We were also pleased to announce the expansion of our Partner Development Program with new partnerships including U.S. Xpress, increasing our trucks under management.”
Key Company Highlights

•Partnered with U.S. Xpress to prepare U.S. Xpress terminal network for autonomous transfer point operations, launching an industry-first process to add carrier properties into the Embark Coverage Map.
•Advanced our partnership with Ryder, developing standard operating procedures and operationalizing Embark’s first transfer point, operated by Ryder staff in Texas.
•Completed industry-first autonomous testing in winter conditions, demonstrating that in over 90% of runs through snowy conditions, Embark’s Vision Map Fusion system should operate correctly, or pause and resume travel, within acceptable shipper delivery windows.
•Released inaugural Environmental, Social and Governance (“ESG”) report, highlighting ESG initiatives Embark undertook in 2021, including a key focus area review that will serve as a baseline for future endeavors.
•Partnered with industrial real estate firm Alterra to leverage its existing national real estate portfolio and private equity funds, together totaling over $1.5 billion, to provide Embark access to transfer points in key freight markets across the U.S. Sunbelt.
•Launched industry-first Truck Transfer Program to provide Knight-Swift and its drivers direct access to Embark’s technology, marking the first public initiative through which a U.S. carrier will own, maintain, and operate an autonomous truck. Current plans are for the first Embark-equipped trucks to be delivered to Knight-Swift by the end of 2022.
First Quarter 2022 Financial Highlights
•Cash and cash equivalents were approximately $244.5 million as of March 31, 2022.
•Net loss was $18.4 million for the three months ended March 31, 2022, or $0.04 per share, compared to $8.5 million, or $0.18 per share, for the three months ended March 31, 2021.
•Adjusted EBITDA loss was $23.1 million for the three months ended March 31, 2022 compared to adjusted EBITDA loss of $7.7 million for the three months ended March 31, 2021.
•Stock-based compensation was $16.6 million for the three months ended March 31, 2022 compared to $0.6 million for the three months ended March 31, 2021. For 2022, Embark continues to expect stock-based compensation in the range of $70 million to $75 million, which includes approximately $10.6 million of stock-based compensation related to Embark’s founders performance stock unit grant. This grant does not begin to vest until Embark’s share price is at least $20.00, with a vesting schedule comprised of six price-based increments up to $100 per share, aligning our founders’ interests with long-term investors.
•Net cash used in operating activities was $18.2 million for the three months ended March 31, 2022 compared to $6.8 million for the three months ending March 31, 2021. Free cash flow spend was $19.9 million for the three months ended March 31, 2022 compared to $7.8 million for the three months ending March 31, 2021. The quarter ended March 31, 2022 free cash flow spend includes approximately $4.9 million of cash benefit from change in net working capital. The quarter ended March 31, 2022 free cash flow spend adjusted for changes in net working capital was $24.8 million. For 2022, Embark expects free cash flow spend in the range of $125 million to $140 million.
For a reconciliation of a non-GAAP figure to the applicable GAAP figure please see the table captioned "Reconciliation of GAAP and Non-GAAP Results" set forth at the end of this press release.

Webcast and Conference Call Information
The Company will discuss these results and other related matters at 2:00 p.m. Pacific Daylight Time on May 10, 2022 in a live webcast, which will also be archived for replay on the Company’s website at https://investors.embarktrucks.com/. The Company will post the earnings press release and earnings presentation under the “Quarterly Results” section on the Investor Relations website. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.
About Embark
Embark Trucks, Inc., a wholly owned subsidiary of Nasdaq-listed Embark Technology, Inc. (Nasdaq: EMBK), is an autonomous vehicle company building the software powering autonomous trucks, focused on improving the safety, efficiency, and sustainability of the nearly $730 billion a year trucking market. Headquartered in San Francisco, CA since its founding in 2016, Embark is America’s longest-running self-driving truck program and partners with some of the largest shippers and carriers in the nation.
Embark’s mission is to realize a world where consumers pay less for the things they need, drivers stay close to the homes they cherish, and roads are safer for the people we love. To learn more about Embark, visit embarktrucks.com.

Contacts
For Embark:
Investor Relations: Bill Ong, investorrelations@embarktrucks.com
Media: Misha Rindisbacher, press@embarktrucks.com
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Embark’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Embark’s expectations with respect to future performance. These forward-looking statements also involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: (1) ability to expand into new markets; (2) changes in the applicable laws or regulations; (3) the possibility that Embark may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of the global COVID-19 pandemic; and (5) other risks and uncertainties separately provided to you and indicated from time to time described in filings and potential filings by Embark with the U.S. Securities and Exchange Commission (the “SEC”), including those discussed in the Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 21, 2022, and other documents filed with the SEC from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Embark cautions that the foregoing list of factors is not exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Embark undertakes no obligation to and accepts no obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Embark Technology, Inc.
Consolidated Condensed Balance Sheets
(in thousands)
(unaudited)

	March 31, 2022	December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$244,488	$264,615
Restricted cash, short-term	65	130
Prepaid expenses and other current assets	12,005	12,746
Total current assets	256,558	277,491
Restricted cash, long-term	812	275
Property, equipment and software, net	11,086	9,637
Operating lease right-of-use assets	6,099	—
Other assets	3,722	3,596
Total assets	$278,277	$290,999
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,099	$2,497
Accrued expenses and other current liabilities	6,151	3,142
Current portion of operating lease liabilities	1,948	—
Short-term notes payable	357	358
Total current liabilities	12,555	5,997
Long-term note payable	641	722
Warrant Liability	27,264	49,419
Non-current portion of operating lease liabilities	4,438	—
Other long-term liability	111	50
Long-term deferred rent	—	177
Total liabilities	45,009	56,365
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	36	36
Class B common stock	9	9
Additional paid-in capital	434,573	417,492
Accumulated deficit	(201,350)	(182,903)
Total stockholders’ Equity	233,268	234,634
Total liabilities and stockholders’ Equity	$278,277	$290,999

Embark Technology, Inc.
Consolidated Condensed Statement of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development	$18,695	$6,231
General and administrative	21,926	2,290
Total operating expenses	40,621	8,521
Loss from operations	(40,621)	(8,521)
Other income (expense):
Change in fair value of warrant liability	22,156	—
Other income	26	9
Interest income	13	30
Interest expense	(21)	—
Loss before provision for income taxes	(18,447)	(8,482)
Net loss	$(18,447)	$(8,482)
Net loss attributable to common stockholders, basic and diluted	$(18,447)	$(8,482)
Net loss per share attributable to common stockholders:
Basic and diluted, Class A and Class B	$(0.04)	$(0.18)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	452,623,022	47,538,331

Embark Technology, Inc.
Consolidated Condensed Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021

Cash flows from operating activities
Net loss	$(18,447)	$(8,482)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	383	222
Amortization expense - right-of-use assets - operating leases	488	—
Stock-based compensation, net of amounts capitalized	16,602	562
Issuance of warrants for services	—	83
Change in fair value of warrants	(22,156)	—
Net amortization of premiums and accretion of discounts on investments	—	120
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	682	29
Other assets	(126)	(65)
Accounts payable	1,644	264
Other long-term liabilities	60	—
Accrued expenses and other current liabilities	2,645	476
Net cash used in operating activities	(18,225)	(6,791)
Cash flows from investing activities
Maturities of investments	—	18,243
Purchase of property, equipment and software	(1,717)	(973)
Net cash provided by (used in) investing activities	(1,717)	17,270
Cash flows from financing activities
Payment towards notes payable	(81)	(66)
Proceeds from exercise of stock options	372	94
Repurchase of early exercised stock options	(4)	—
Net cash provided by (used in) financing activities	287	28
Net increase (decrease) in cash, cash equivalents and restricted cash	(19,655)	10,507
Cash, cash equivalents and restricted cash at beginning of period	265,020	11,460
Cash, cash equivalents and restricted cash at end of period	$245,365	$21,967
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$18	$16
Supplemental schedule of noncash investing and financing activities
Acquisition of property, equipment and software in accounts payable	$284	$176
Acquisition of trucks by assuming notes payable	$—	$278
Right-of-use assets obtained in exchange for lease obligations	$6,587	$—
Stock-based compensation capitalized into internally developed software	$156	$36
Vesting of early exercised stock options	$15	$5

Reconciliation of GAAP and Non-GAAP Results
Embark Technology, Inc.
Reconciliation of Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net loss	$(18,447)	$(8,482)
Interest income and expense, net	(8)	30
Depreciation and amortization	383	222
Amortization on right-of-use assets -operating leases	488	—
EBITDA	(17,584)	(8,230)
Stock-based compensation expense(1)	16,602	562
Change in fair value of warrant liabilities(2)	(22,156)	—
Adjusted EBITDA	$(23,138)	$(7,668)
(1)Reflects, for the quarter ended March 31, 2022 and 2021, stock-based compensation expense related to the issuance of stock options, Restricted Stock Units (RSUs) including performance-based restricted stock units (PSUs) and Common Stock Units (CSUs) to Embark employees and non-employees
(2)Reflects the increase in the fair values of Embark's warrants.

Embark Technology, Inc.
Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net cash used in operating activities (GAAP)	$(18,225)	$(6,791)
Capital expenditures	(1,717)	(973)
Free cash flow (Non GAAP)	$(19,942)	$(7,764)